--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /x/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/x/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      THE COUNTRYBASKETS INDEX FUND, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------

(2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

(3) Filing Party:

--------------------------------------------------------------------------------

(4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      THE COUNTRYBASKETS INDEX FUND, INC.
                              31 WEST 52ND STREET
                               NEW YORK, NEW YORK

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                            ------------------------

To our Stockholders:

     Notice is hereby given that a Special Meeting of Stockholders (the 'Meeting') of The CountryBaskets Index Fund, Inc. (the 'Fund') will be held on February 7, 1997 at 10:00 A.M., New York City time, at the offices of Deutsche Morgan Grenfell Inc., adviser to the Fund, on the 5th floor of 31 West 52nd Street, New York, New York 10019 for the following purposes:

          1. To consider and act upon a plan of complete liquidation and dissolution of the Fund (the 'Plan'), providing for, among other things, the sale of all of the assets of each series (a 'Series') of the Fund, the distribution in cash of the net proceeds from such sale of assets to the stockholders of the respective Series in accordance with the Plan in complete liquidation of their interests in the Series, and the subsequent dissolution of the Fund's existence under Maryland law.

          2. To consider and act upon any other business as may properly come before the Meeting or any adjournments thereof.

                                                         THOMAS A. CURTIS
                                                            Secretary



Dated: January 8, 1997

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                      THE COUNTRYBASKETS INDEX FUND, INC.
                              31 WEST 52ND STREET
                               NEW YORK, NEW YORK

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This statement is furnished by the Board of Directors of The CountryBaskets Index Fund, Inc. (the 'Fund') in connection with the solicitation of proxies for use at a Special Meeting of Stockholders, and any adjournment or postponements thereof (the 'Meeting'), to be held on February 7, 1997 at 10:00 A.M., New York City time, at the offices of Deutsche Morgan Grenfell Inc. (formerly known as Deutsche Morgan Grenfell/C. J. Lawrence Inc. and referred to herein as 'DMG' or the 'Adviser'), 31 West 52nd Street, New York, New York 10019, 5th Floor. The purpose of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Special Meeting of Stockholders.

     If the accompanying form of proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the proxy. If no instructions are specified and the proxy is signed, shares represented by that proxy will be voted FOR the approval of the plan for liquidation and dissolution of the Fund (the 'Liquidation Proposal'). Stockholders of all Series of the Fund will vote as a single class on the Liquidation Proposal. A Proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund or by a subsequently executed proxy or by attendance at the Meeting and voting in person.

     Pending approval of the Liquidation Proposal by stockholders, Creation Units (as defined herein) of shares of each Series will remain redeemable at the option of the holder and outstanding shares of each Series are expected to continue to trade on the New York Stock Exchange. See 'Approval of a Plan of Complete Liquidation and Dissolution--Fund Operations Pending Adoption of Plan'.

     The close of business on January 7, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On that date, the Fund had 4,803,469 shares of Common Stock outstanding and entitled to vote, consisting of shares of nine Series of the Fund as described below. Each share will be entitled to one vote with respect to each matter that comes before the Meeting. Fractional shares of the Fund may be voted.

     It is expected that the Notice of Meeting, Proxy Statement and form of proxy will first be mailed to stockholders on or about January 8, 1997. THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED OCTOBER 31, 1996 UPON WRITTEN OR ORAL REQUEST TO THE FUND AT ITS PRINCIPAL EXECUTIVE OFFICES, C/O DEUTSCHE MORGAN GRENFELL INC., 31 WEST 52ND STREET, NEW YORK, NEW YORK 10019, TELEPHONE 800-482-3940.

     The Fund's 4,803,469 outstanding shares of Common Stock as of January 7, 1997 are divided among its nine Series as follows:

                                                                                 NUMBER OF
SERIES                                                                       OUTSTANDING SHARES
--------------------------------------------------------------------------   ------------------
Australia Index Series....................................................          200,584
France Index Series.......................................................          700,305
Germany Index Series......................................................          400,331
Hong Kong Index Series....................................................          500,394
Italy Index Series........................................................        1,000,467
Japan Index Series........................................................        1,000,302
South Africa Index Series.................................................          600,571
UK Index Series...........................................................          300,299
US Index Series...........................................................          100,216

     The holders of one-third of the shares of the Fund outstanding at the close of business on the record date, present in person or by proxy, will constitute a quorum for the Meeting. Properly executed proxies that are marked 'abstain' and broker non-votes (as defined below) will be treated as present for purposes of determining whether a quorum has been achieved at the Meeting. In the event that a quorum is not present or represented, the holders of a majority of the shares present in person or by proxy may adjourn the Meeting, without notice other than announcement at the Meeting, until the requisite number of shares entitled to vote at the Meeting shall be present. If a quorum is present, but sufficient votes to approve the Liquidation Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies of stockholders of the Fund. Any such adjournment will require the affirmative vote of a majority of those shares present at the Meeting or represented by proxy. When voting on a proposed adjournment, the persons named as proxies will vote for the proposed adjournment all shares that they are entitled to vote with respect to the Liquidation Proposal, unless directed to vote against the Liquidation Proposal, in which case such shares will be voted against the proposed adjournments.

     Under Maryland law, abstentions do not constitute a vote 'for' or 'against' a matter and will be disregarded in determining the 'votes cast' on an issue. If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, it represents a broker 'non-vote' (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power). Because of the affirmative vote required for approval of the Liquidation Proposal, abstentions and broker non-votes will have the same effect as votes 'against' such Proposal.

     Under the Fund's Articles of Incorporation, shares of all Series vote together as a single class unless the matter voted on affects only a particular

Series or a particular Series differently from other Series. The Liquidation Proposal requires for approval the affirmative vote of a majority of the shares of the Fund entitled to vote thereon, voting as a single class. On the record date, an affiliate of DMG beneficially owned in the aggregate approximately 44.3% of the outstanding shares of the Fund and has indicated that it will vote such shares in favor of the Liquidation Proposal. See 'Security Ownership of Certain Beneficial Owners'.

     Shares of each Series are represented by global certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ('DTC'), a limited purpose trust company and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

Beneficial owners of shares will exercise their voting rights indirectly through DTC, its Participants and indirect Participants. The Fund understands that under existing industry practice, when the Fund requests any action of holders of shares of the Fund (including the votes solicited by this Proxy Statement), DTC, or Cede & Co., its nominee, as the record owner of all outstanding shares of the Fund, will authorize DTC's indirect Participants and beneficial owners acting through such Participants to take such action and will otherwise act upon the instructions of beneficial owners owning through them. As indicated above, holders of shares will be provided, together with a copy of this Proxy Statement and Notice of Meeting, a form of proxy or voting instruction card.

     In accordance with the Adviser's undertakings discussed herein, the expense of solicitation by the Board of Directors of votes in favor of the Liquidation Proposal will be borne by DMG and will include reimbursement to brokerage firms and others for expenses in forwarding proxy solicitation material to beneficial owners. The solicitation of proxies will be largely by mail, but may include, without cost to the Fund, telephonic, telegraphic or oral communications by employees of DMG.

     Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies and will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection.

           APPROVAL OF A PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

BACKGROUND INFORMATION CONCERNING THE FUND AND ITS SHARES

     The Fund is an open-end management investment company, incorporated under Maryland law and organized as a series fund. The investment objective of each of the nine Series of the Fund is to provide investment results that substantially correspond to the price and yield performance of a broad-based index of publicly traded equity securities in a particular country. To achieve this investment objective, each of the nine Series seeks to provide investment results that substantially correspond to the price and yield performance of its respective country component of the FT/S&P Actuaries World Indices(Trade Mark) (each, an 'FT Index')*. DMG, a subsidiary of Deutsche Bank AG, serves as investment adviser to each Series of the Fund, providing investment advisory, management and certain administrative services. ALPS Mutual Funds Services, Inc. is the distributor of the Fund (the 'Distributor').

     The Fund sells and redeems the shares of Common Stock of each Series, sometimes referred to herein as 'CB Shares', only in aggregations of a specified number of shares for such Series (each, a 'Creation Unit') at their net asset value principally for an in-kind portfolio of equity securities of the relevant FT Index, together with some cash. Except in Creation Unit size aggregations, the CB Shares are not redeemable securities of the Fund. The number of CB Shares constituting a Creation Unit is currently 250,000 CB Shares in the case of the Japan Index Series and 100,000 CB Shares in the case of each other Series.

------------------
* 'Financial Times/Standard & Poor's Actuaries World Indices' and 'FT/S&P Actuaries World Indices' are trademarks of The Financial Times Limited ('FT') and Standard & Poor's ('S&P') and have been licensed for use by DMG. The Fund is an authorized sublicensee thereof. The Fund and the CB Shares are not sponsored, endorsed, sold or promoted by FT or S&P and neither FT nor S&P makes any representation regarding the advisability of investing therein.

     CB Shares of each of the Series are listed and trade on the New York Stock Exchange, Inc. (the 'NYSE'). Trading of shares of the Germany, Japan and US Index Series commenced on March 25, 1996 and of the other six Series shortly thereafter. CB Shares trade on the NYSE during the day at prices that may differ to some degree from their net asset value. Since the CB Shares of each Series began trading on the NYSE, they have generally traded at only a slight discount or premium to their net asset value. See 'Stock Price and Dividend Information' below.

BACKGROUND OF THE LIQUIDATION PROPOSAL

     Since the Fund commenced operations, sales of Creation Units of CB Shares have fallen short of the expectations of the Adviser and the Distributor. At the end of the first fiscal year of the Fund on October 31, 1996, the aggregate net assets of each Series of the Fund were as follows: $10,796,001 for the Australia Index Series; $44,573,914 for the France Index Series; $21,731,091 for the Germany Index Series; $16,043,218 for the Hong Kong Index Series; $31,984,880 for the Italy Index Series; $69,627,940 for the Japan Index Series; $15,926,114 for the South Africa Index Series; $13,435,101 for the UK Index Series; and $17,189,139 for the US Index Series.

     The Adviser has voluntarily absorbed a significant amount of the operating expenses of the Fund from the commencement of operations. The Adviser voluntarily agreed to waive all or a portion of its investment management fees and to reimburse other expenses of each Series to assure that the annualized ratio of operating expenses to average daily net assets of each Series would not exceed 1.00% for the period from the commencement of operations of each Series through October 31, 1996 and agreed to continue that cap on expenses through December 31, 1996. State Street Bank and Trust Company ('State Street'), the

Fund's Administrator, also waived its fees for the period ended April 30, 1996. Absent such fee waivers and expense reimbursement, and assuming no state expense limitations, the total operating expenses for each Series as a percentage of its average daily net assets for the period from commencement of operations through October 31, 1996 would have been as follows: 4.47% for the Australia Index Series; 1.93% for the France Index Series; 2.86% for the Germany Index Series; 2.57% for the Hong Kong Index Series; 2.18% for the Italy Index Series; 1.46% for the Japan Index Series; 3.59% for the South Africa Index Series; 4.61% for the UK Index Series; and 2.33% for the US Index Series. The Adviser has voluntarily agreed to continue such fee waiver and reimbursement to assure an annualized operating expense ratio for each Series of 1.00% through December 31, 1996. Effective January 1, 1997, the Adviser will cap the annualized operating expense ratio of each Series through the date of the Meeting at the ratio that would have applied to such Series through October 31, 1996 in the absence of fee waivers and expense reimbursement, as set forth above, but in no event greater than 2.5%. After the date of the Meeting, the Adviser has not undertaken to continue the fee waiver and expense reimbursement, except as described below. Without continued subsidization of the Fund by the Adviser, the operating expense ratio of each Series would be expected to rise and, the Adviser believes, result in a further decline in the current asset base of each Series. The Adviser has advised the Directors that a high operating expense ratio could also have an adverse impact on the ability of certain Series to meet their investment objectives of substantial correspondence with the investment performance of their respective underlying FT Indexes.

     Operating expenses assumed by the Adviser were $1,529,073 in the aggregate for all Series for the Fund's fiscal year ending October 31, 1996. The Adviser has advised the Directors that it is not prepared to continue its fee waiver and expense reimbursement indefinitely, that the continued operation of the Fund at current net asset levels is not economically feasible for the Adviser and that marketing efforts have not proved successful. At meetings of the Board of Directors on September 19 and November 27, 1996, the Adviser advised the Board that it had reviewed several possible alternatives for addressing the unsatisfactory net asset and expense levels, including (1) continuing to operate the Fund and relying on increased sales and marketing efforts to raise asset levels; (2) finding a successor to DMG as Adviser or entering into a joint venture with a third party to assume investment advisory responsibilities for the Fund; and (3) recommending to the Board of Directors a complete liquidation of the Fund. With respect to alternative (1) above, the Adviser indicated to the Directors that it did not believe that there was a reasonable prospect of increasing the net assets of the Series substantially in the near term through increased sales of CB Shares. With respect to alternative
(2), the Adviser advised the Directors of its efforts to identify a successor or a joint venture partner for the advisory function, including initial discussions with a number of candidates and more advanced negotiations with one potential partner for a joint venture that would acquire the assets and liabilities of DMG's CountryBaskets advisory business. The Adviser indicated that although the latter negotiations were ultimately unsuccessful, it would continue to pursue possible candidates to succeed DMG as adviser or enter into a joint venture arrangement. With respect to alternative (3) above, the Adviser indicated to the Directors that if the Adviser were not successful in reaching agreement with a potential joint venture partner or in identifying a capable party interested in assuming advisory responsibilities, it then intended to recommend to the Directors, subject to the Directors' own consideration of alternatives for the continued operation of the Fund, a complete liquidation of the Fund. The Adviser provided information to the Directors with respect to, among other things, the Adviser's preliminary proposals for the schedule and conduct of an orderly liquidation process, the expected economic impact of liquidation on stockholders of the Fund and the federal tax implications for the Fund and stockholders of a complete liquidation and dissolution.

     The Adviser recommended the Plan of Complete Liquidation and Dissolution to the Fund's Directors at a special meeting held on December 20, 1996. The Adviser reported to the Directors that its efforts to find a successor investment adviser or a joint venture partner had ultimately been unsuccessful. Having considered the Adviser's report on the potential effects on each Series of a high operating expense ratio after the expected termination by the Adviser of its voluntary fee waiver and expense reimbursement and having considered the Adviser's view that the current lack of sales of Creation Units of CB Shares was unlikely to change significantly in the foreseeable future, the Board of Directors, including all of the Directors who are not 'interested persons' of the Fund, as defined under the 1940 Act, considered and approved the Plan. The Board of Directors considered various alternatives to liquidation, among them
(1) the merger of one or more Series of the Fund with one or more investment companies or series thereof, (2) the appointment of a new investment adviser to succeed DMG, and (3) the assumption of investment management responsibilities for the Series by the Fund itself. The Directors concluded that a merger was not a feasible alternative because the low level of net assets in most of the Series would not make the Fund an attractive candidate for a merger with such investment companies or series. The Directors also concluded that the appointment of a new investment adviser was not a feasible alternative, based on the Adviser's previous efforts to identify a successor investment adviser and the likelihood of finding a capable investment adviser that would enter into an arrangement expected to be unprofitable for the foreseeable future, particularly in light of DMG's advice that its affiliates intended to redeem their CB Shares. The internalization of investment management responsibilities by the Fund was not considered a viable alternative because it would not alter the high operating expense ratios to be borne by the Series and the expected effects on net assets, as discussed above. In their deliberations, the Board of Directors had the advice and assistance of independent legal counsel. In approving the Plan, the Directors considered DMG's agreement that, if the Plan were approved by stockholders at the Meeting, DMG would continue its fee waiver and expense reimbursement through the liquidation period under the Plan to ensure that the annualized operating expense ratio of each Series will not exceed the expense ratio that would have applied through October 31, 1996 in the absence of any expense cap, subject to a maximum of 2.5%, as follows:


                                                                MAXIMUM
                                                               OPERATING
                                                             EXPENSE RATIO
SERIES                                                       (ANNUALIZED %)
----------------------------------------------------------   --------------
Australia Index Series....................................       2.50%
France Index Series.......................................       1.93
Germany Index Series......................................       2.50
Hong Kong Index Series....................................       2.50
Italy Index Series........................................       2.18
Japan Index Series........................................       1.46
South Africa Index Series.................................       2.50
UK Index Series...........................................       2.50
US Index Series...........................................       2.33

     The Board of Directors also considered DMG's undertakings to assume all expenses of each Series of the Fund relating to the liquidation and dissolution of the Fund, including any unamortized organizational expenses of the Fund, the expenses incurred in connection with the Meeting and the Fund's solicitation of proxies in connection with the Meeting, and all liabilities arising or becoming known after the Fund's first liquidating distribution which are not otherwise provided or reserved for on the Fund's books at such time.

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

     The proposed Plan of Complete Liquidation and Dissolution of the Fund (the 'Plan') as adopted by the Board of Directors on December 20, 1996 and attached to this Proxy Statement as Exhibit A, provides for the liquidation of all assets of each Series, the payment and discharge of, or other provision for, all liabilities and obligations of each Series, the distribution of the remaining net assets to stockholders of each Series in accordance with the Plan, and the dissolution of the Fund. All references to the Plan contained in this Proxy Statement should be treated as summary in nature and are qualified in their entirety by reference to provisions of the Plan.

     Stockholders are urged to read carefully both this Proxy Statement and the
     --------------------------------------------------------------------------
Plan.
-----
     The Plan is a Plan of Complete Liquidation and Dissolution in accordance with the Maryland General Corporation Law (the 'MGCL') and the Internal Revenue Code of 1986, as amended (the 'Code'). The Plan will be effective on the day on which it is approved by the requisite vote of stockholders (the 'Effective Date'). As soon as practicable after stockholder approval of the Plan, the Fund shall cease to conduct business except as may be necessary in connection with its liquidation, dissolution and winding-up.

     As soon as practicable after the Effective Date, the Fund will send notice of the liquidation and dissolution to all its known creditors and claimants. The Fund will authorize the Adviser to liquidate all the assets of each Series and engage in such other transactions as may be appropriate to its liquidation and dissolution in accordance with the Plan. At or immediately prior to the Liquidation Date (as defined below), the Fund will, if necessary, declare and pay dividends which will have the effect of distributing to the stockholders of the respective Series all of the Series' undistributed investment company taxable income for the taxable year ending October 31, 1996 or taxable years commencing on or after November 1, 1996 and all of its net capital gains, if any, realized in the taxable year ended October 31, 1996 or prior to taxable years commencing on or after

November 1, 1996. On a date as soon as practicable after the Effective Date and on or prior to October 31, 1998, the Fund will liquidate and distribute to the stockholders of record of each Series as of the close of business on the date of liquidation determined by the Fund (the 'Liquidation Date'), pro rata in accordance with their proportionate interests in the Series, all of the assets of each Series remaining after payment and discharge of liabilities and obligations of the Series, less any amounts retained or set aside in a reserve fund as referred to below, in complete cancellation and redemption of the outstanding shares of the Series. From the proceeds of the liquidation of assets of each Series, the Fund may retain, set aside in a reserve or otherwise provide for an estimated amount necessary to (1) discharge any unpaid liabilities of the Fund on the Fund's books as of the Liquidation Date and (2) pay or otherwise provide for such contingent or unascertained liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund.

     The Fund may make one or more subsequent liquidation distributions to stockholders of a Series. Cash or other assets retained or held in a reserve fund for the payment of contingent or unascertained liabilities in accordance with the Plan in excess of the amounts required for the payment or discharge of the Fund's liabilities and obligations will be distributed to stockholders at the time and under the conditions established with respect to such reserve fund or other arrangements providing for such payment.

     Within the liquidation period and pursuant to the MGCL, the Fund will prepare and file Articles of Dissolution for acceptance by the Maryland State Department of Assessments and Taxation.

     The Board may modify or amend the Plan at any time without stockholder approval if it determines that such action would be advisable and in the best interests of the Fund and its stockholders. If any amendment or modification to this Plan appears necessary and in the judgment of the Board will materially and adversely affect the interests of the stockholders, such an amendment or modification will be submitted to the stockholders for approval. In addition, the Board may abandon this Plan without stockholder approval at any time prior to the filing of Articles of Dissolution under the MGCL if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

     The stock transfer books of the Fund will be permanently closed as of the close of business on the Effective Date. From and after the Liquidation Date, all of the issued and outstanding shares of each Series shall be deemed to be retired, canceled, and no longer outstanding, and the holders thereof will cease to be stockholders with respect to such shares.

     The current officers and Directors shall continue in office solely for the purpose of implementing the Plan and any actions to be taken in connection therewith.

VOTING REQUIREMENT

     The Fund's Articles of Incorporation require the affirmative vote of the holders of a majority of the outstanding shares of the Fund, voting together as a single class, for the adoption of the Liquidation Proposal. If the Liquidation Proposal is not approved, the Board of Directors will consider alternatives available at that time, including the other courses of action previously considered by the Directors before adopting the Plan.

EFFECTS OF ADOPTION OF PLAN

     The liquidation of the Fund will result in the sale or other disposition of all of the assets of each Series according to the Plan, the accumulation of all proceeds from such sale, and the distribution of the proceeds, less payment or other provision for all outstanding liabilities, to all stockholders of such Series. As of the Liquidation Date, all issued and outstanding shares of a Series shall be deemed to be retired and canceled, and beneficial owners of such shares shall cease to have any rights with respect to such shares except the right to receive the liquidating distribution, without interest.

     Cede & Co., as nominee of DTC, is currently the holder of record of all of the outstanding CB Shares of each Series. Each global certificate held by DTC representing the number of CB Shares of a Series outstanding immediately prior to the Liquidation Date shall thereafter be deemed to represent no rights except the right to receive from the Fund payment of the amounts due on such CB Shares under the Plan. In accordance with DTC procedures, the Fund will deposit with DTC an amount of cash sufficient to make a liquidating distribution on the Liquidation Date, which amount will then be distributed to the beneficial owners of the respective CB Shares by DTC's Participants and indirect Participants, as applicable, in accordance with DTC's applicable operating procedures for such distributions. Beneficial owners whose CB shares are held in 'street name' should consult their brokers or other financial intermediaries for information on the timing of receipt of distributions with respect to their respective interests in a Series.

     The Adviser has advised the Fund that it does not expect to experience any difficulties in liquidating each Series' portfolio in an orderly fashion if the Plan is approved by the stockholders. The Adviser intends to liquidate the remainder of each Series' assets at market prices and on such terms and conditions as the Adviser shall determine to be reasonable and in the best interests of each Series and its stockholders.


     In connection with the liquidation and dissolution, the Fund will terminate contracts with its service providers at the earliest opportunity consistent with maintaining services to the Fund for the limited purposes of carrying out the Plan. Following the Effective Date, the Adviser, State Street, as Administrator and as custodian for the Fund, and the present officers and Directors of the Fund would continue to serve solely for the purpose of effectuating the Plan. At their meeting on December 20, 1996, the Board of Directors authorized the renewal of the directors' and officers' insurance policy (the 'D&O Policy') maintained by the Fund for an additional one-year period of coverage, commencing March 5, 1997. DMG has agreed, for a reasonable period of time, to bear the expenses under the D&O Policy for any renewal period or for similar insurance coverage or, alternatively, for arrangements to indemnify the Directors with respect to claims which presently would be covered under the D&O Policy.

IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE 1940 ACT

     On the Effective Date, the Fund will cease to accept any purchase orders and redemption requests and will end its normal investment operations as a registered investment company. As soon as practicable thereafter, the Fund will apply for deregistration under the 1940 Act.

TRADING ON THE NYSE

     The NYSE may remove the CB Shares of any Series from listing at any time if an event shall occur or conditions exist that, in the opinion of the NYSE, makes further dealings on the NYSE inadvisable. The Fund expects that CB Shares of each Series will continue trading on the NYSE until the Effective Date while a number of CB Shares equal to at least one Creation Unit aggregation of such Series is outstanding. Although the Fund expects that one or more dealers will continue to make a market in CB Shares of some or all of the Series while publicly held CB Shares are outstanding, there can be no assurance that the market for CB Shares of any Series will not become less liquid as Creation Unit aggregations of CB Shares are redeemed. In addition, as the availability of CB Shares decreases, CB Shares may not continue to trade at market prices that closely approximate their respective net asset values.

FUND OPERATIONS PENDING ADOPTION OF PLAN

     As indicated above, until approval of the Plan by stockholders, Creation Units of each Series will remain redeemable at the option of the holder and CB Shares will continue to trade on the NYSE (subject to the discretion of the NYSE as indicated above under 'Trading on the NYSE'). Pending the stockholder vote, the Fund may in its discretion continue to accept purchase orders for Creation Units of Shares of each Series, subject to its right to reject any purchase order. As noted above under 'Background of the Liquidation Proposal', the Adviser has undertaken to continue a voluntary expense cap for each Series until the date of the Meeting and, if the Plan is approved, throughout the liquidation period. Pending adoption of the Plan, other Fund operations will continue as before.


PROCEDURE FOR DISSOLUTION UNDER MARYLAND LAW

     Pursuant to the MGCL and the Fund's Articles of Incorporation, if a majority of the aggregate outstanding shares of the Fund are voted for the proposed dissolution of the Fund, Articles of Dissolution stating that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Secretary of State of the State of Maryland and will become effective in accordance with the MGCL. Upon such certificate becoming effective, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary provides general information with regard to the federal income tax consequences to stockholders on receipt of liquidation distribution(s) from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution; however, the Fund has not sought a ruling from the Internal Revenue Service (the 'Service') with respect to the liquidation of the Fund. This summary is based upon the tax laws and regulations in effect on the date of this Proxy Statement and is subject to change.

     The information set forth below is only a summary of some of the federal income tax consequences generally affecting the Fund and its individual U.S. stockholders resulting from the liquidation of the Fund. The summary does not address the particular federal income tax consequences applicable to other persons, including corporations, trusts, estates, tax-exempt organizations, pension plans, individual retirement accounts, or individual stockholders other than U.S. individuals. The Fund has not sought any tax ruling from the Service regarding the payment or receipt of a liquidating distribution. The statements below are, therefore, not binding on the Service, and there can be no assurance that the Service would concur with this summary or that the tax consequences to any stockholder upon receipt of a liquidating distribution will be as set forth below. This summary does not address state or local tax consequences. The tax consequences of the liquidation of the Fund may affect stockholders differently depending upon their particular tax situations and, accordingly, this summary is not a substitute for careful tax planning on an individual basis.

     STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISERS TO DETERMINE THE FEDERAL, STATE AND OTHER INCOME TAX CONSEQUENCES OF RECEIVING LIQUIDATION DISTRIBUTION(S) WITH RESPECT TO THEIR PARTICULAR TAX CIRCUMSTANCES.

     The Fund.  Each Series of the Fund currently qualifies, and intends to
     ---------
continue to qualify through the end of the liquidation period, for treatment as a regulated investment company under the Code, so that it will be relieved of federal income tax on any investment company taxable income or net capital gain (the excess of net long-term capital gain over net short-term capital loss) from the sale of its assets. As of October 31, 1996, the Australia Index Series and South Africa Index Series had $379 and $13,139, respectively, in net capital loss carryforwards that could be used to offset current or future capital gains. If the liquidation and dissolution of the Fund is approved and any capital gains are realized, each such Series will be able to use a portion or all of its net capital loss carryforwards to offset such gains. Remaining capital loss carryforwards, if any, that are not used to offset capital gains realized upon liquidation will be lost, and the benefit of such capital loss carryforwards will not be passed through to stockholders. If the Fund did not liquidate, it is possible that sufficient capital gains could be generated in the future to use the entire amount of a Series' capital loss carryforwards.

     Stockholders.  Stockholders will be notified of their respective amounts of
     -------------
ordinary and capital gain dividends for the Fund's final fiscal year in normal tax-reporting fashion. For federal income tax purposes, the payment of any liquidating distributions will be a taxable sale or exchange to stockholders. Each stockholder will be viewed as having sold his shares of the applicable Series for an amount equal to the liquidating distribution(s) received. Each stockholder will recognize gain or loss in an amount equal to the difference between an amount equal to the liquidating distributions received in respect of such shares and the adjusted tax basis of such shares. Liquidating distributions will first reduce the adjusted tax basis of a stockholder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder. A stockholder will recognize a capital loss if, and to the extent that, the adjusted tax basis of shares of a Series exceeds the aggregate amount of liquidating distributions received in exchange therefor, and such capital loss will be recognized in the year in which the Series makes its final liquidating distribution. This gain or loss will be treated as a capital gain or loss if the stockholder held the shares as a capital asset. The gain or loss will generally be long-term capital gain or loss if the shares have been held for more than one year; otherwise, the gain or loss will constitute short-term capital gain or loss.

     Payments of liquidating distributions by the Fund or any agent are generally subject to information reporting and possibly to 'backup withholding' at a rate of 31% unless certain certification requirements are met by holders of Fund shares.

             THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT YOU
                       VOTE FOR THE LIQUIDATION PROPOSAL.

                              FINANCIAL HIGHLIGHTS

     The following sets forth selected data for a single CB Share of each Series outstanding throughout the period from the commencement of such Series' operations through October 31, 1996. The amounts shown below are derived from the audited financial statements of the Fund for the fiscal year ended October 31, 1996 included in the Fund's Annual Report to Stockholders.

     The per share operating performance data (other than total return based on market price) is designed to allow investors to trace the operating performance, on a per share basis, from a Series' beginning net asset value to its ending net asset value so that investors may understand what effect the individual items have on their investment, assuming it was held throughout the period. Generally, the per share amounts are derived by converting the actual dollar amounts incurred for each item, as disclosed in the financial statements, to their equivalent per share amount.


                                      AUSTRALIA       FRANCE         GERMANY       HONG KONG
                                        INDEX          INDEX          INDEX          INDEX       ITALY INDEX    JAPAN INDEX
                                        SERIES        SERIES         SERIES         SERIES         SERIES         SERIES
                                     ----------     -----------    -----------    -----------    -----------    -----------
                                     (3/25/96--     (3/28/96--     (3/22/96--     (3/25/96--     (3/28/96--      3/22/96--
                                     10/31/96       10/31/96)      10/31/96)      10/31/96)      10/31/96)      10/31/96)
NET ASSET VALUE AT BEGINNING
  OF PERIOD........................    $ 19.67        $ 37.70        $ 34.67        $ 29.14        $ 24.61        $ 37.98
                                     -----------    -----------    -----------    -----------    -----------    -----------
INVESTMENT OPERATIONS:
  Net investment income(a).........       0.56           0.59           0.26           1.18           0.40           0.00
  Net realized and unrealized gain
    (loss) on investments and
    foreign currency...............       1.34           2.22           1.27           1.74           1.63          (3.17)
                                     -----------    -----------    -----------    -----------    -----------    -----------
INCREASE (DECREASE) FROM INVESTMENT
  OPERATIONS.......................       1.90           2.81           1.53           2.92           2.03          (3.17)
                                     -----------    -----------    -----------    -----------    -----------    -----------
DISTRIBUTIONS FROM NET INVESTMENT
  INCOME...........................       0.00           0.00           0.00           0.00           0.00           0.00
                                     -----------    -----------    -----------    -----------    -----------    -----------
NET ASSET VALUE AT END OF PERIOD...    $ 21.57        $ 40.51        $ 36.20        $ 32.06        $ 26.64        $ 34.81
                                     -----------    -----------    -----------    -----------    -----------    -----------
                                     -----------    -----------    -----------    -----------    -----------    -----------
MARKET PRICE AT END OF
  PERIOD...........................    $ 21.50        $40.625        $36.125        $ 32.00        $ 26.75        $34.875
                                     -----------    -----------    -----------    -----------    -----------    -----------
                                     -----------    -----------    -----------    -----------    -----------    -----------
TOTAL RETURN BASED ON:
  Net asset value*(b)..............       9.66%          7.45%          4.41%         10.02%          8.25%         (8.35)%
  Market price *(b)................       7.50%          5.52%          3.21%          8.02%          7.00%        (10.86)%

RATIOS AND SUPPLEMENTAL
  DATA:
  Net assets at end of period
    (000's)........................    $10,796        $44,574        $21,731        $16,043        $31,985        $69,628
  Ratio to average net assets:
    Expenses**(a)..................       1.00%          1.00%          1.00%          1.00%          1.00%          1.00%
    Net investment income**(a).....       3.76%          2.72%          1.24%          3.62%          2.43%          0.01%
  Portfolio turnover rate*(c)......       4.07%          7.82%          2.83%          3.22%         18.49%          5.31%
  Average brokerage
    commission(d)..................    $0.0074        $0.0530        $0.0951        $0.0041        $0.0030        $0.0156


                                        SOUTH
                                       AFRICA
                                        INDEX        UK INDEX       US INDEX
                                        SERIES        SERIES         SERIES
                                     ----------     -----------    -----------
                                     (4/1/96--      (3/26/96--     (3/20/96--
                                     10/31/96--     10/31/96)      10/31/96)
                                     <
NET ASSET VALUE AT BEGINNING
  OF PERIOD........................    $ 20.13        $ 38.42        $ 53.14
                                     -----------    -----------    -----------
INVESTMENT OPERATIONS:
  Net investment income(a).........       0.17           0.71           0.61
  Net realized and unrealized gain
    (loss) on investments and
    foreign currency...............      (2.62)          5.61           3.90
                                     -----------    -----------    -----------
INCREASE (DECREASE) FROM INVESTMENT
  OPERATIONS.......................      (2.45)          6.32           4.51
                                     -----------    -----------    -----------
DISTRIBUTIONS FROM NET INVESTMENT
  INCOME...........................       0.00           0.00          (0.39)
                                     -----------    -----------    -----------
NET ASSET VALUE AT END OF PERIOD...    $ 17.68        $ 44.74        $ 57.26
                                     -----------    -----------    -----------
                                     -----------    -----------    -----------
MARKET PRICE AT END OF
  PERIOD...........................    $ 17.75        $ 45.00        $ 57.00
                                     -----------    -----------    -----------
                                     -----------    -----------    -----------
TOTAL RETURN BASED ON:
  Net asset value*(b)..............     (12.17%)        16.45%          8.50%
  Market price *(b)................     (10.13%)        17.65%          7.29%

RATIOS AND SUPPLEMENTAL
  DATA:
  Net assets at end of period
    (000's)........................    $15,926        $13,435        $17,189
  Ratio to average net assets:
    Expenses**(a)..................       1.00%          1.00%          1.00%
    Net investment income**(a).....       1.53%          2.91%          1.09%
  Portfolio turnover rate*(c)......       2.19%          3.19%          1.45%
  Average brokerage
    commission(d)..................    $0.0163        $0.0080        $0.0419

------------------
  * Not annualized.

 ** Annualized.

(a) Net of certain fees and expenses waived and/or reimbursed by the Administrator and the Adviser. Had the Administrator and the Adviser not undertaken to waive and/or reimburse such fees and expenses, net investment income per share and the ratios of expenses to average net assets would have been as follows: Australia Index Series, $0.04 and 4.47%; France Index Series, $0.39 and 1.93%; Germany Index Series, $(0.13) and 2.86%; Hong Kong

    Index Series, $0.67 and 2.57%; Italy Index Series, $0.20 and 2.18%; Japan Index Series, $(0.10) and 1.46%; South Africa Index Series, $(0.11) and 3.59%; UK Index Series, $(0.17) and 4.61%; and US Index Series, $(0.14) and 2.34%, respectively.

(b) Total return based on net asset value, excluding the effect of shareholder transaction charges, assumes a purchase of common stock at the net asset value on the commencement date of operations and a sale on the last day of the period, also at net asset value. Total return based on market price, excluding the effect of brokerage commissions, assumes a purchase of common stock at the opening price on the New York Stock Exchange on the commencement date of trading and a sale on the last day of the period at the closing market price. During the period, total return based on net asset value would have been lower had certain fees and expenses not been waived and/or reimbursed by the Administrator and the Adviser.

(c) Excludes securities received or delivered resulting from capital share transactions in Creation Unit(s).

(d) Represents average brokerage commission rate per share of total security trades on which brokerage commissions were charged.

STOCK PRICE AND DIVIDEND INFORMATION

     The CB Shares of each Series are listed on the NYSE under the stock symbols indicated below. The following tables set forth for each Series the respective high and low sales prices per share as reported on NYSE Composite Tape, net asset value per share as computed by the Fund's custodian and percentage discount or premium to net asset value, and the dividends per share for the periods indicated. The high and low percentage discount or premium represents the largest and smallest discrepancies, respectively, between the NYSE sales price and the net asset value per share during the period indicated.


                                                                                              PERCENTAGE
                                                        STOCK               NET ASSET          PREMIUM (+)
                                                     PRICE/SHARE           VALUE/SHARE       OR DISCOUNT (-)
                                                     ----------------   ----------------    ----------------    DIV./
                   TIME PERIOD                        HIGH      LOW       HIGH     LOW       HIGH      LOW      SHARE
--------------------------------------------------   -------  -------   -------   ------    ------    ------    ------
AUSTRALIA INDEX SERIES (GXA)

1996 Fiscal Year
  Period ended April 30, 1996.....................   $21      $19 5/8   $20.86    $19.67      1.80%    -0.01%      --
  Quarter ended July 31, 1996.....................    20 7/8   19        20.97     18.82     -1.73         0       --
  Quarter ended October 31, 1996..................    21 3/4   19 3/8    21.78     19.41      2.77     -0.05       --


1997 Fiscal Year
  November 1, 1996 through December 19, 1996 (most
    recent date prior to public announcement of
    liquidation proposal).........................    22 3/8   20 5/8    22.65     20.56     -1.88         0    $0.78
  December 20, 1996 through January 6, 1997.......    21 1/2   21 1/8    21.68     21.20     -1.88      0.23       --

FRANCE INDEX SERIES (GXF)

1996 Fiscal Year
  Period ended April 30, 1996.....................   $39      $37 3/8   $39.01    $37.70     -3.57%     0.03%      --
  Quarter ended July 31, 1996.....................    39 5/8   37 1/4    39.57     37.65     -1.80         0       --
  Quarter ended October 31, 1996..................    40 3/4   37 1/2    40.51     37.64      1.23         0       --

1997 Fiscal Year
  November 1, 1996 through December 19, 1996 (most
    recent date prior to public announcement of
    liquidation proposal).........................    42 3/4   39 3/8    42.56     39.70     -2.50     -0.05    $1.13
  December 20, 1996 through January 6, 1997.......    41 3/8   40 7/8    41.73     40.80      1.37     -0.01       --

GERMANY INDEX SERIES (GXG)

1996 Fiscal Year
  Period ended April 30, 1996.....................   $35 1/4  $33 7/16  $34.87    $33.18     -1.54%    -0.01%      --
  Quarter ended July 31, 1996.....................    35       33        34.98     32.97     -1.32     -0.01       --
  Quarter ended October 31, 1996..................    36 7/8   34 7/8    36.60     34.87      2.29     -0.01       --

1997 Fiscal Year
  November 1, 1996 through December 19, 1996 (most
    recent date prior to public announcement of
    liquidation proposal).........................    38 1/2   36 1/2    38.05     36.40      1.39         0    $0.30
  December 20, 1996 through January 6, 1997.......    37 5/8   37 1/8    38.04     37.21     -1.11     -0.08       --

HONG KONG INDEX SERIES (GXH)

1996 Fiscal Year
  Period ended April 30, 1996.....................   $29 3/4  $28 3/8   $29.55    $28.53     -1.26%        0%      --
  Quarter ended July 31, 1996.....................    29 7/8   27 7/8    30.01     27.84     -1.49     -0.02       --
  Quarter ended October 31, 1996..................    32 3/8   28 1/2    32.30     28.39     -1.36         0       --

1997 Fiscal Year
  November 1, 1996 through December 19, 1996 (most
    recent date prior to public announcement of
    liquidation proposal).........................    35 3/8   31 7/8    35.36     31.93      1.49         0    $1.62

                                                                                              PERCENTAGE
                                                           STOCK           NET ASSET          PREMIUM (+)
                                                        PRICE/SHARE       VALUE/SHARE        OR DISCOUNT (-)
                                                     ----------------   ----------------    ----------------    DIV./
                   TIME PERIOD                         HIGH     LOW       HIGH     LOW       HIGH      LOW      SHARE
--------------------------------------------------   -------  -------   -------   ------    ------    ------    ------
  December 20, 1996 through January 6, 1997.......    33 1/8   32 3/4    33.44     32.75      1.11     -0.12       --

ITALY INDEX SERIES (GXI)

1996 Fiscal Year
  Period ended April 30, 1996.....................   $29      $25 1/8   $29.09    $24.61      1.37%        0%      --
  Quarter ended July 31, 1996.....................    29 1/4   26 1/4    29.67     26.31     -2.18         0       --
  Quarter ended October 31, 1996..................    28 3/8   25 5/8    28.70     25.81     -1.37         0       --

1997 Fiscal Year
  November 1, 1996 through December 19, 1996 (most
    recent date prior to public announcement of
    liquidation proposal).........................    29 5/8   26 1/2    29.57     26.55     -2.60     -0.04    $1.02
  December 20, 1996 through January 6, 1997.......    28 1/4   27 5/8    28.36     27.81     -2.63     -0.32       --

JAPAN INDEX SERIES (GXJ)

1996 Fiscal Year
  Period ended April 30, 1996.....................   $41 3/8  $38 7/8   $41.70    $37.84      1.73%    -0.01%      --
  Quarter ended July 31, 1996.....................    41       37 1/8    40.94     37.08     -1.36     -0.01       --
  Quarter ended October 31, 1996..................    38 1/4   34 7/8    38.17     34.81      1.08     -0.01       --

1997 Fiscal Year
  November 1, 1996 through December 19, 1996 (most
    recent date prior to public announcement of
    liquidation proposal).........................    36 1/4   33 1/4    36.22     33.05     -0.89         0    $0.05
  December 20, 1996 through January 6, 1997.......    33 1/8   32 1/8    33.23     32.46     -1.43         0       --

SOUTH AFRICA INDEX SERIES (GXR)

1996 Fiscal Year
  Period ended April 30, 1996.....................   $20      $18 7/8   $20.13    $18.85      1.36%    -0.03%      --
  Quarter ended July 31, 1996.....................    19 1/2   17 1/4    19.35     17.28      1.55     -0.05       --
  Quarter ended October 31, 1996..................    18 7/8   16 3/8    18.65     16.48      1.50     -0.06       --

1997 Fiscal Year
  November 1, 1996 through December 19, 1996 (most
    recent date prior to public announcement of
    liquidation proposal).........................    17 3/4   15 7/8    17.70     15.65      2.17     -0.03    $0.29
  December 20, 1996 through January 6, 1997.......    16 1/2   16        16.51     16.22     -1.54     -0.06       --

UK INDEX SERIES (GXK)

1996 Fiscal Year
  Period ended April 30, 1996.....................   $40 1/8  $38 1/4   $40.18    $38.17     -1.79%        0%      --
  Quarter ended July 31, 1996.....................    40 1/4   38 3/4    40.29     38.74      1.06     -0.03       --
  Quarter ended October 31, 1996..................    45       40 1/8    44.77     40.09      3.01         0       --

1997 Fiscal Year
  November 1, 1996 through December 19, 1996 (most

    recent date prior to public announcement of
    liquidation proposal).........................    47       43 7/8    46.97     43.77      1.41     -0.01    $1.13
  December 20, 1996 through January 6, 1997.......    47 1/2   45 3/4    47.44     45.71     -0.66     -0.10       --

                                                                                               PERCENTAGE
                                                          STOCK            NET ASSET           PREMIUM (+)
                                                        PRICE/SHARE       VALUE/SHARE        OR DISCOUNT (-)
                                                     ----------------   ----------------    ----------------     DIV./
                   TIME PERIOD                         HIGH     LOW       HIGH     LOW       HIGH      LOW       SHARE
--------------------------------------------------   -------  -------   -------   ------    ------    ------    ------
US INDEX SERIES (GXU)

1996 Fiscal Year
  Period ended April 30, 1996.....................   $53 7/16 $51 1/2   $53.44    $51.34      0.81%        0%      --
  Quarter ended July 31, 1996.....................    55 1/4   51 1/8    55.23     51.14     -1.65         0       --
  Quarter ended October 31, 1996..................    57 5/8   52 7/8    57.78     53.13     -0.82         0    $0.39

1997 Fiscal Year
  November 1, 1996 through December 19, 1996 (most
    recent date prior to public announcement of
    liquidation proposal).........................    61 7/8   57 1/8    61.52     57.18      1.35     -0.07    $0.40
  December 20, 1996 through January 6, 1997.......    61 1/4   60        61.17     59.62      1.46     -0.02       --



                  THE ADMINISTRATOR AND PRINCIPAL UNDERWRITER

     The Fund employs State Street Bank and Trust Company under an Administration Agreement to provide certain administrative services to the Fund. The principal business address of the Administrator is 225 Franklin Street, Boston, MA 02110. The Fund employs ALPS Mutual Funds Services, Inc. under a Distribution Agreement to act as Distributor and principal underwriter to the Fund. The principal business address of the Distributor is 370 Seventeenth Street, Suite 2700, Denver, CO 80202.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The Fund believes that each Series may have one or more stockholders each holding more than 5% of the outstanding shares of such Series. As of January 7, 1997, the following person was known by the Fund to be the beneficial owner of 5% or more of the outstanding voting securities of one or more Series:

                                                                                       PERCENTAGE (%) OF
                                                                     NUMBER OF         OUTSTANDING SHARES
NAME AND ADDRESS                             SERIES                   SHARES                 OWNED
--------------------------------   --------------------------        ---------         ------------------
Morgan Grenfell                    France Index Series                 354,870                50.67%
  & Co. Limited                    Germany Index Series                279,890                69.91
150 Leadenhall Street              Hong Kong Index Series              321,000                64.15
London, England                    Italy Index Series                  310,815                31.07
RC3V 4RJ                           Japan Index Series                  751,945                75.17
                                   South Africa Index Series           299,700                49.90
                                   UK Index Series                      31,400                10.46
                                   US Index Series                      80,200                80.03

     Morgan Grenfell & Co. Limited exercises sole voting power over the shares set forth in the table above. Morgan Grenfell & Co. Limited, a company organized in the United Kingdom, is an indirect wholly owned subsidiary of Deutsche Bank AG.
     Based on publicly available information, the Fund is not aware of any other beneficial owner of over 5% of the outstanding shares of a Series. Based on the stockholdings set forth above, Morgan Grenfell & Co. Limited and its parent companies could be deemed to control one or more Series of the Fund other than the Australia Index Series. The Fund is not aware of any arrangements the operation of which may at a subsequent date result in a change in control of the Fund or any Series.

                                    AUDITORS

     Representatives of Price Waterhouse LLP, the Fund's independent accountants, will be present at the Meeting and will have the opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions relating to matters coming before the Meeting.

                                 OTHER MATTERS

     No business other than as set forth herein is expected to come before the Meeting, but should any other matter requiring a vote of stockholders arise, including any question as to an adjournment of the Meeting, the persons named in the enclosed proxy will vote thereon as set forth on page 1 of this Proxy Statement and according to their best judgment in the interest of the Fund.

                             STOCKHOLDER PROPOSALS

     The Fund's bylaws provide that it is not required to, and as a matter of policy the Fund does not intend to, hold stockholder meetings unless required to for certain purposes specified in the 1940 Act. It is therefore likely that stockholder meetings will not be held on an annual basis. A stockholder proposal intended to be presented at any meeting hereafter called must be received by the Fund within a reasonable time before the solicitation relating thereto is made in order to be included in the proxy statement and form of proxy related to such meeting. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Stockholder proposals are subject to certain regulations under Federal securities laws. Stockholders wishing to submit proposals for inclusion in the Fund's proxy statement for such a subsequent stockholders' meeting, if the Fund is not dissolved, should send their written submissions to the principal executive office of the Fund at 31 West 52nd Street, New York, New York 10019.

                                                  Thomas A. Curtis
                                                  Secretary

Dated: January 8, 1997

     STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                       EXHIBIT A


                  PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION
                     OF THE COUNTRYBASKETS INDEX FUND, INC.

     WHEREAS, The CountryBaskets(Service Mark) Index Fund, Inc. (the 'Fund'), a Maryland corporation, is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the '1940 Act'), and organized as a series fund; and

     WHEREAS, the Board of Directors of the Fund (the 'Board') has approved and determined that this Plan of Complete Liquidation and Dissolution of the Fund (this 'Plan') is advisable and in the best interests of the stockholders of each series of the Fund (individually a 'Series' and together the 'Series'); and

     WHEREAS, the Board has directed that this Plan be submitted to the holders of the outstanding voting shares of all Series of the Fund's common stock for their approval or rejection at a special meeting of stockholders in accordance with the requirements of the Maryland General Corporation Law (the 'MGCL') and the Fund's Articles of Incorporation and has authorized the filing with the Securities and Exchange Commission (the 'Commission') and distribution of a proxy statement (the 'Proxy Statement') in connection with the solicitation of proxies for such meeting; and

     WHEREAS, upon approval of this Plan by its stockholders, the Fund shall voluntarily dissolve and completely liquidate in accordance with the MGCL and the Internal Revenue Code of 1986, as amended (the 'Code'), upon the terms and conditions set forth below;

     NOW, THEREFORE, the Board hereby adopts and sets forth this Plan of Complete Liquidation and Dissolution of The CountryBaskets(Service Mark) Index Fund, Inc., as follows:

     1. Effective Date of Plan. The effective date of this Plan (the 'Effective Date') shall be the date on which this Plan is approved by the stockholders of the Fund in accordance with the MGCL. The stock transfer books of the Fund shall be permanently closed as of the close of business on the Effective Date. Notwithstanding the provisions of this Plan, the Fund shall continue to honor requests for redemption in proper form of shares of its common stock through the Effective Date.

     2. Sale or Distribution of Assets. As of the Effective Date the Fund shall have the authority to, and as soon as practicable after the Effective Date, but in no event later than October 31, 1998 (the 'Liquidation Period'), the Fund shall, sell and liquidate its assets and engage in such other transactions as may be appropriate to its dissolution and liquidation, including, without limitation, consummation of the transactions described in the Proxy Statement and obtaining all necessary approvals and authorizations from the Commission and any other regulatory authority having jurisdiction over the Fund. At or immediately prior to the Liquidation Date (as defined in paragraph 4 below), the Fund shall, if necessary, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the stockholders of the Fund of the respective Series all of the Fund's investment company taxable income for the taxable year ending at October 31, 1996 or taxable years commencing on or after November 1, 1996 (computed without regard to any deduction for dividends paid) and all of its net capital gain, if any, realized in the taxable year ending at October 31, 1996 or prior to taxable years commencing on or after November 1, 1996 (after reduction for any capital loss carry-forward).

     3. Provisions for Liabilities. Within the Liquidation Period, the Fund shall pay or discharge or set aside a reserve fund for, or by other appropriate means provide for, the payment or discharge of any and all liabilities and obligations of each and all Series of the Fund, including, without limitation, contingent or unascertained liabilities. If, for any reason, the Fund is unable to pay out, discharge, or otherwise provide for payment of any liabilities of the Fund prior to the Liquidation Date (as defined in paragraph 4), the Fund may retain or set aside in a reserve fund (a 'Reserve Fund') cash or cash equivalents in an amount which it estimates is necessary to discharge any unpaid liabilities of the Fund on the Fund's books as of the Liquidation Date (as defined in paragraph 4) and other liabilities as provided in paragraph 4. Any liabilities to be discharged or arising after the Liquidation Date, not paid for from the Reserve Fund or otherwise provided for as aforesaid, will be paid by Deutsche Morgan Grenfell Inc., the Fund's adviser, or other appropriate parties. Unpaid liabilities may include, but not be limited to, income dividends and capital gains distributions, if any, payable for the period prior to the Liquidation Date.

     4. Distribution to Stockholders. As soon as practicable after the Effective Date, but in any event on or prior to October 31, 1998, the Fund shall liquidate and distribute to its stockholders of record of each Series as of the close of business on the date of liquidation determined by the Fund (the 'Liquidation Date') pro rata in accordance with their respective interests in all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except, as provided in paragraph 3 hereof, for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable for the period prior to the Liquidation Date, and (ii) pay or set aside a Reserve Fund or otherwise provide for payment of such contingent or unascertained liabilities as the Fund's Board of Directors shall reasonably deem to exist against the assets of the Fund on the Liquidation Date on the Fund's books. The Fund may make one or more additional liquidation distributions to stockholders of a Series during the Liquidation Period. Cash or other assets held in the Reserve Fund or as otherwise provided herein for the payment of contingent or unascertained liabilities in accordance with this Plan in excess of the amounts required for the payment or discharge of the Fund's liabilities and obligations shall be distributed to stockholders at the time and under the conditions established with respect to the Reserve Fund or other arrangements hereunder providing for the payment thereof.


     5. Notice of Liquidation. As soon as practicable after the Effective Date, but in no event later than 20 days prior to the filing of Articles of Dissolution as provided in paragraph 6 below, the Fund shall mail notice in accordance with the MGCL to all its creditors and employees that this Plan has been approved by the Board and the stockholders.

     6. Articles of Dissolution. Within the Liquidation Period and pursuant to the MGCL, the Fund shall prepare and file Articles of Dissolution (the 'Articles') with and for acceptance by the Maryland State Department of Assessments and Taxation.

     7. Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without stockholder approval if it determines that such action would be advisable and in the best interests of the Fund and its stockholders. If any amendment or modification to this Plan appears necessary and in the judgment of the Board will materially and adversely affect the interests of the stockholders, such an amendment or modification will be submitted to the stockholders for approval. In addition, the Board may abandon this Plan without stockholder approval at any time prior to the filing of the Articles if it determines that abandonment would be advisable and in the best interests of the Fund and its stockholders.

     8. Powers of Board and Officers. The Board and the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Fund deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the Code and the MGCL and any rules and regulations of the Commission or any state securities commission, including, without limitation, any instruments of dissolution, Articles of Amendment, Articles Supplementary, or other documents, and withdrawing any qualification to conduct business in any state in which the Fund is so qualified and deregistering the Fund under the 1940 Act, as well as the preparation and filing of any tax returns.

     9. Termination of Business Operations. As soon as practicable upon approval and adoption of the Plan, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation. The current officers and Directors shall continue in office solely for the purpose of implementing the Plan and any actions to be taken in connection therewith.

               PRELIMINARY COPY

                      THE COUNTRYBASKETS INDEX FUND, INC.
                              31 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019

P
R             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
O
X                  The undersigned hereby appoints Thomas A. Curtis and
Y Joseph Cheung, as Proxies each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all stock of The CountryBaskets Index Fund, Inc. beneficially held by the undersigned on January 7, 1997, at the Special Meeting of Stockholders to be held on February 7, 1997 and at any adjournment thereof.


   ----------------------------------------------------------------------
   |PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE |
   |                     ENCLOSED ENVELOPE                               |
   ----------------------------------------------------------------------

               HAS YOUR ADDRESS CHANGED?


            --------------------------------------------------------------------

            --------------------------------------------------------------------

            (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE.)

        Please mark                                        |
/x/     votes as in this                                   |
        example                                            -------

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal No. 1. Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign.


==============================
  THE COUNTRY BASKETS
      INDEX FUND, INC.
==============================

                                              -----------------
Please be sure to sign and date this Proxy.   | Date          |
---------------------------------------------------------------
|                                                             |
|                                                             |
|                                                             |
---- Stockholder sign here --------- Co-owner sign here -------


                                          FOR      AGAINST    ABSTAIN

1. Approval of Plan of
   Complete  Liquidation and
   Dissolution                           /  /       /  /       /  /

2. To vote upon any and all business as may properly come before the Meeting or any adjournment thereof.

            /  /       /  /       /  /

When signing as attorney, executor, administrator, trustee, guardian or custodian for a minor, please sign full title as such. If a corporation, please sign full corporate name by authorized officer and indicate the signer's office. If a partnership, please sign in partnership name.

Mark box at right if an address change has been
noted on the reverse side of this card.           / /

RECORD DATE SHARES: